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                                                            EXHIBIT 23.1

                               CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements listed below of our report dated October 31, 1996, except for Note 8 as to which the date is November 18, 1996, with respect to the consolidated financial statements and schedule of Access Health, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 1996:

     Form S-8 Nos. 33-48667, 33-65564, and 33-77320 pertaining to the 1989
     Incentive Stock Plan and 1991 Employee Stock Purchase Plan of Access Health Marketing, Inc.

     Form S-8 No. 33-91516 pertaining to the Access Health Marketing, Inc. 1995 Director Option Plan and 1991 Employee Stock Purchase Plan

     Form S-8 No. 333-04662 pertaining to the Access Health, Inc. 1989 Incentive Stock Plan

     Form S-8 No. 333-18163 pertaining to the Access Health, Inc. 1989 Incentive Stock Plan, Supplemental Stock Plan, and Informed Access Systems, Inc. Stock Option Plan.



                                                            ERNST & YOUNG LLP

Sacramento, California
December 24, 1996

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